Exhibit (e)(8)

FOURTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This fourth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of July 17, 2024, by and between Stone Ridge Trust and Foreside Financial Services, LLC (together, the “Parties”), is effective as of September 18, 2025.

WHEREAS, the Parties desire to amend Exhibit A to the Agreement to reflect an updated funds list; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.   Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.   Exhibit A to the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

3.   Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.   This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

STONE RIDGE TRUST		FORESIDE FINANCIAL SERVICES, LLC

By:	/s/ Lauren Macioce	By:	/s/ Teresa Cowan
Name:	Lauren Macioce	Name:	Teresa Cowan
Title:	Secretary	Title:	President
Date:	September 20, 2025	Date:	September 22, 2025

EXHIBIT A

Fund Names

LifeX Inflation-Protected Longevity Income ETFs

LifeX 2065 Inflation-Protected Longevity Income ETF

LifeX 2060 Inflation-Protected Longevity Income ETF

LifeX 2055 Inflation-Protected Longevity Income ETF

LifeX 2050 Inflation-Protected Longevity Income ETF

LifeX Longevity Income ETFs

LifeX 2065 Longevity Income ETF

LifeX 2060 Longevity Income ETF

LifeX 2055 Longevity Income ETF

LifeX 2050 Longevity Income ETF

LifeX Durable Income ETF

LifeX Income Bucket ETFs

LifeX 2028 Income Bucket ETF

LifeX 2030 Income Bucket ETF

LifeX 2035 Income Bucket ETF